UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

SUNSHINE HEART, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35312 (Commission File Number)	68-0533453 (IRS Employer Identification No.)

12988 Valley View Road

Eden Prairie, Minnesota  55344

(Address of principal executive offices)  (Zip Code)

(952) 345-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 12, 2016, Sunshine Heart, Inc. (the “Company”) delivered a retention bonus letter to Claudia Drayton, the Company’s Chief Financial Officer, pursuant to which the Company committed to pay a retention bonus of $50,000 if, among other things, the Company receives a minimum of $5 million in equity financing by June 30, 2017 and so long as Ms. Drayton is not terminated by the Company for misconduct or poor performance and does not resign her employment with the Company prior to that date. Such retention bonus will be paid in a lump sum on July 15, 2017 in accordance with ordinary payroll procedures of the Company.

The foregoing description of the retention bonus letter is qualified in its entirety by reference to the full text of the retention bonus letter attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Retention Bonus Letter, dated December 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	SUNSHINE HEART, INC.

	By:	/S/ CLAUDIA DRAYTON
	Name:	Claudia Drayton
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Bonus Letter, dated December 12, 2016.